UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

AIMMUNE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37519	45-2748244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd, Suite 300 Brisbane, CA 94005	94005
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-5200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2020, Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of August 29, 2020 (the “Merger Agreement”), with Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”), and SPN MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Nestlé (“Merger Sub”).

Pursuant to the Merger Agreement, on September 14, 2020, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.0001 par value per share, of the Company (the “Shares”), owned by the Company stockholders other than Nestlé and its affiliates, at a price of $34.50 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes.

The Offer expired at 12:00 midnight, Eastern time, on October 9, 2020 (such time and date, the “Expiration Date”). Equiniti Trust Company, in its capacity as depositary for the Offer, advised Merger Sub that, as of the Expiration Date, 43,435,583 Shares were validly tendered and not withdrawn pursuant to the Offer, which represented approximately 78% of the Fully Diluted Shares (as defined in the Merger Agreement) as of the Expiration Date. All of the conditions to the Offer were satisfied or waived, and on October 13, 2020, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

Following Merger Sub’s acceptance for payment of the Shares tendered pursuant to the Offer, on October 13, 2020, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and was effected without a vote of the Company’s stockholders. At the effective time of the Merger (the “Effective Time”), each Share outstanding immediately prior to the Effective Time (other than (i) Shares owned by Nestlé or Merger Sub, (ii) Shares held in the treasury of the Company or owned by any wholly owned subsidiary of the Company and (iii) Shares as to which the holder thereof has properly exercised appraisal rights under Section 262 of the DGCL) were, without any further action on the part of the holder of such Share, converted into the right to receive an amount in cash per Share equal to the Offer Price, without any interest and subject to the withholding of taxes, payable to the holder thereof upon surrender of the certificate formerly representing, or book-entry transfer of, such Share.

Immediately prior to the Effective Time (i) each Company Stock Option (as defined in the Merger Agreement) that was outstanding and unexercised immediately prior to the Effective Time vested in full and terminated and converted into the right to receive a cash payment, less any required withholding, equal to the product of (A) the number of Shares that were subject to such Company Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Offer Price over the per Share exercise price of such Company Stock Option; provided, however, that if the exercise price was equal to or greater than the Offer Price, the Company Stock Option was terminated and cancelled for no payment as provided under the Company Equity Plans (as defined in the Merger Agreement); (ii) each Company RSU (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time vested in full (which, for the Company PSUs (as defined in the Merger Agreement), assumed that all performance vesting conditions had been met) and terminated and converted into the right to receive a cash payment, less any required withholding, equal to (A) the Offer Price multiplied by (B) the number of Shares subject to the Company RSU; and (iii) all Company Equity Plans were terminated.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 31, 2020 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of October 13, 2020, immediately following consummation of the Merger, the Company terminated the Company’s 2015 Equity Incentive Award Plan, 2015 Employee Stock Purchase Plan and 2013 Stock Plan.

In addition, on October 13, 2020 and in connection with the consummation of the Offer and the Merger, the Company prepaid in full all of its outstanding obligations in respect of principal, interest, expenses, fees and other charges under the Credit Agreement, dated January 3, 2019 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as administrative agent and collateral agent. The aggregate prepayment amount was approximately $148.1 million (the “Payoff Amount”) and, upon payment of the Payoff Amount, the obligations of the Company and its subsidiaries to the lenders thereunder were satisfied in full, the Credit Agreement and all related loan documents were terminated and all liens and security interests granted thereunder were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on October 13, 2020, Merger Sub irrevocably accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date. On October 13, 2020, the Merger was effected pursuant to Section 251(h) of the DGCL without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Nestlé.

The aggregate consideration paid by Merger Sub in the Offer and Merger to purchase all outstanding Shares (other than the Shares owned by Nestlé or Merger Sub), was approximately $1.87 billion. Affiliates of Nestlé provided Merger Sub with the necessary funds to fund the Offer and the Merger from their cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.04	Triggering Events That Accelerate of Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Consummation of the Offer resulted in a change of control of the Company under the Credit Agreement, which constituted an Event of Default under the Credit Agreement. The information contained in the Introductory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, (i) the Company notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) Nasdaq (x) halted trading in the Shares prior to market open on the morning of October 13, 2020 and thereafter suspended trading of the Shares on Nasdaq and (y) filed with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Shares be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly owned subsidiary of Nestlé. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on October 13, 2020, Andrew Oxtoby, James Pepin, and Baird Radford became the members of the Company’s board of directors. Accordingly, each of Jayson D.A. Dallas, M.D., Mark T. Iwicki, Greg Behar, Brett Haumann, M.D., Mark McDade, Stacey Seltzer, Patrick Enright, and Kathryn Falberg ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Immediately following the Effective Time, (i) Jayson Dallas ceased serving as President and Chief Executive Officer of the Company, (ii) Eric Bjerkholt ceased serving as Chief Financial Officer of the Company, (iii) Daniel Adelman ceased serving as Chief Medical Officer of the Company, (iv) Andrew Oxtoby ceased serving as Chief Commercial Officer of the Company and (v) Douglas Sheehy ceased serving as General Counsel and Secretary of the Company. Immediately following the Effective Time, each of the following persons was appointed to the position within the Company opposite their name: (a) Andrew Oxtoby – Chief Executive Officer and President, (b) Baird Radford – Chief Financial Officer and Treasurer and (c) James Pepin – Senior Vice President and General Counsel and Secretary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety as set forth on Exhibit A to the Merger Agreement (the “Second Amended and Restated Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws were amended and restated to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (the “Second Amended and Restated Bylaws”).

Copies of the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 29, 2020, by and among Nestlé, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 31, 2020)

3.1	Second Amended and Restated Certificate of Incorporation of the Company

3.2	Second Amended and Restated Bylaws of the Company

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2020	AIMMUNE THERAPEUTICS, INC.

	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer and President